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                                                                 EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1998, (the Report Of Independent Public Accountants) appearing on page 42 of the 1997 Annual Report to Shareholders of Southern California Edison Company (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1997 of Southern California Edison Company (SCE). It should be noted that we have performed no audit procedures subsequent to January 30, 1998, the date of our report. Furthermore, we have not audited any financial statements of SCE as of any date or period subsequent to December 31, 1997.

We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 33 of this Annual Report on Form 10-K, in the Southern California Edison Company Registration Statements which follow:

           Registration Form        File No.          Effective Date
           -----------------        -------           --------------

           Form S-3                 33-53288          November 6, 1992
           Form S-3                 33-50251          September 21, 1993
           Form S-3                 33-59001          May 15, 1995
           Form S-3                 333-00497         February 2, 1996




                                        ARTHUR ANDERSEN LLP



Los Angeles, California
March 24, 1998